UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2022

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	AMTB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2022, Amerant Bancorp Inc. (the “Company”) held its 2022 annual meeting of shareholders (the "Annual Meeting"). At the Annual Meeting, the shareholders of the Company approved the Amerant Bancorp Inc. 2021 Employee Stock Purchase Plan (the “ESPP” or the “Plan”). The purpose of the Plan is to provide eligible employees of the Company and its designated subsidiaries with the opportunity to acquire a stock ownership interest in the Company on favorable terms and to pay such acquisitions through payroll deductions. There are one million (1,000,000) shares of the Company’s Class A Common Stock reserved for issuance under the ESPP. The Plan permits two types of offerings: (i) Section 423 Offerings which are intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the “Code”); and (ii) Non-Section 423 Offerings which are intended to be exempt from the requirements of Section 423 of the Code. The Company’s executive officers are eligible to participate in the ESPP. The principal terms of the Plan are described in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 28, 2022 (the “Proxy Statement”), which description is incorporated herein by reference.

The foregoing summary of the Plan and the description of the Plan in the Proxy Statement incorporated herein by reference do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the ESPP filed hereto as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The actions set forth below were taken at the Annual Meeting. Of the 30,805,334 shares of Class A Voting Common Stock outstanding as of April 14, 2022, the record date for the Annual Meeting, 24,966,256 shares of Class A Voting Common Stock were present at the meeting in person or by proxy. The following proposals were voted on:

Proposal 1: to elect directors to serve until the 2023 annual meeting of shareholders.
Proposal 2: to approve the Amerant Bancorp Inc. 2021 Employee Stock Purchase Plan.
Proposal 3: to ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022.

Each proposal is described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 28, 2022. The final voting results for each proposal submitted to a vote of shareholders at the Annual Meeting are set forth below.

Proposal No. 1: All of the director nominees were elected to the Board based on the following votes:

Nominee	For	Against	Abstain	Broker Non-Vote
Gerald P. Plush	21,139,616	497,038	68,923	3,260,679
Orlando D. Ashford	21,567,929	66,348	71,300	3,260,679
Miguel A. Capriles L.	20,975,756	646,721	83,100	3,260,679
Pamella J. Dana	21,031,501	602,991	71,085	3,260,679
Samantha Holroyd	21,569,046	65,946	70,585	3,260,679
Gustavo Marturet M.	21,039,912	596,793	68,872	3,260,679
John A. Quelch	21,567,830	66,662	71,085	3,260,679
John W. Quill	20,835,186	799,806	70,585	3,260,679
Oscar Suarez	21,569,145	65,847	70,585	3,260,679
Gustavo J. Vollmer A.	19,000,620	2,636,085	68,872	3,260,679
Millar Wilson	21,069,552	567,113	68,912	3,260,679

Proposal No. 2: The proposal to approve the Amerant Bancorp Inc. 2021 Employee Stock Purchase Plan received the following votes:

For	Against	Abstain	Broker Non-Vote
21,682,328	23,203	46	3,260,679

Proposal No. 3: The proposal to ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022 received the following votes:

For	Against	Abstain	Broker Non-Vote
24,958,810	3	7,443	---

Item 8.01 Other Events.

Following the completion of the Annual Meeting, Frederick C. Copeland’s term as director and Chairman of the Company expired and, effective immediately thereafter, Gerald P. Plush, who has been serving as the Company’s Vice-Chairman, President and CEO, became the Company’s Chairman, and will now serve as the Company’s Chairman, President and Chief Executive Officer. The appointment of Dr. Pamella J. Dana as Lead Independent Director of the Board also became effective following the completion of the Annual Meeting.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
10.1	2021 Employee Stock Purchase Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2022	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Senior Vice President, Securities Counsel and Assistant Corporate Secretary